EXHIBIT 99

News Release

    For Information Contact:
Marshall H. Bridges, Vice President and Treasurer (563) 272-4844

HNI CORPORATION ANNOUNCES ACQUISITION OF HBF

MUSCATINE, Iowa (March 17, 2008) – HNI Corporation (NYSE: HNI) announced today that it has signed an agreement to purchase HBF, a subsidiary of Furniture Brands International, Inc. (NYSE: FBN).  HBF, headquartered in Hickory, North Carolina, is a leading provider of premium upholstered seating, textiles, wood tables, and wood case goods for the office environment.  The company has annual sales in excess of $60 million.

The acquisition is expected to close in two to four weeks, subject to satisfactory completion of closing conditions and regulatory approval.  HNI intends to finance the $75 million purchase price with its existing credit facilities.  The acquisition is expected to add to earnings.

HBF, led by President Charlie Bell and the current management team, will continue to operate as a focused, stand-alone entity with a unique brand position and strategy.  The company’s emphasis on quality, new products, design, and brand building will also continue.

"We're excited about HBF joining the HNI family.  Its unique premium brand, design heritage, strong designer relationships, and differentiated business model make it a great fit with our existing structure and brand portfolio.  We look forward to working with the entire HBF team and leveraging HNI's lean enterprise and overall office furniture expertise to achieve greater efficiencies, customer performance, and profitable growth," said Stan Askren, Chairman, President and CEO of HNI Corporation.

About HNI Corporation
HNI Corporation is a NYSE traded company providing products and solutions for the home and workplace environments.  HNI Corporation is the second largest office furniture manufacturer in the world and is also the nation's leading manufacturer and marketer of gas- and wood-burning fireplaces.  The Corporation's strong brands, including HON®, Allsteel®, Gunlocke®, Paoli®, Maxon®, Lamex®, Heatilator®, Heat & GloTM, Quadra-Fire®, and Harman StoveTM have leading positions in their markets.  HNI Corporation is committed to maintaining its long-standing corporate values of integrity, financial soundness and a culture of service and responsiveness.  By doing so, in 2008 the Corporation was recognized by Fortune Magazine as one of America’s Most Admired Companies.  In 2007, the Corporation was recognized by IndustryWeek as one of the 50 Best U.S. Manufacturing Companies for the fifth consecutive year.  HNI Corporation’s common stock is traded on the New York Stock Exchange under the symbol HNI.  More information can be found on the Corporation’s website at www.hnicorp.com.

About Furniture Brands
Furniture Brands International (NYSE: FBN) is a vertically integrated operating company that is one of the nation’s leading designers, manufacturers, and retailers of home furnishings.  With annual sales in excess of $2 billion, it markets through a wide range of retail channels, from mass merchant stores to single-brand and independent dealers to specialized interior designers.  Furniture Brands serves its customers through some of the best known and most respected brands in the furniture industry, including Broyhill, Lane, Thomasville, Drexel Heritage, Henredon, Pearson, Hickory Chair, Laneventure, and Maitland-Smith.

Statements in this release that are not strictly historical, including statements as to plans, outlook, objectives, and future financial performance, are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Words such as "anticipate," "believe," "could," "confident," "estimate," "expect," "forecast," "hope," "intend," "likely," "may," "plan," "possible," "potential," "predict," "project," "should," "will," and variations of such words and similar expressions identify forward-looking statements.  Forward-looking statements involve known and unknown risks, which may cause the Corporation's actual results in the future to differ materially from expected results.  These risks include, without limitation:  the Corporation's ability to realize financial benefits from its (a) price increases, (b) cost containment and business simplification initiatives for the entire Corporation, (c) investments in strategic acquisitions, new products and brand building, (d) investments in distribution and rapid continuous improvement, (e) repurchases of common stock, (f) ability to maintain its effective tax rate, and (g) consolidation and logistical realignment initiatives; uncertainty related to the availability of cash to fund future growth; lower than expected demand for the Corporation's products due to uncertain political and economic conditions, including, with respect to the Corporation’s hearth products, the protracted decline in the housing market; lower industry growth than expected; major disruptions at our key facilities or in the supply of any key raw materials, components or finished goods; uncertainty related to disruptions of business by terrorism, military action, acts of God or other Force Majeure events; competitive pricing pressure from foreign and domestic competitors; higher than expected costs and lower than expected supplies of materials (including steel and petroleum based materials); higher than expected costs for energy and fuel; changes in the mix of products sold and of customers purchasing; restrictions imposed by the terms of the Corporation’s revolving credit facility and note purchase agreement; currency fluctuations and other factors described in the Corporation's annual and quarterly reports filed with the Securities and Exchange Commission on Forms 10-K and 10-Q.  The Corporation undertakes no obligation to update, amend, or clarify forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

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